Exhibit 4.2

CONFIDENTIAL

Execution Copy

REGISTRATION RIGHTS AND STOCKHOLDER AGREEMENT

This Registration Rights and Stockholder Agreement (this “Agreement”), dated as of February 2, 2010 is by and between Spectrum Pharmaceuticals, Inc., a Delaware corporation having a place of business at 701 N. Green Valley Parkway, Henderson, Nevada 89074 U.S.A. (the “Company”), and TopoTarget A/S, a company organized under the laws of Denmark having its principal offices at Symbion Science Park, Fruebjergvej 3, 2100 København, Denmark (“TopoTarget”).

WHEREAS, the Company and TopoTarget have entered into a license and collaboration agreement dated as of the date hereof (the “License Agreement,” together with this Agreement, the “Agreements”) that, among other things, provides pursuant to Section 7.2(a) thereof that the Company shall issue and deliver to TopoTarget upon the satisfaction of the condition set forth therein, one million (1,000,000) shares (the “Shares”) of the common stock, $0.001 par value per share, of the Company (the “Common Stock”);

WHEREAS, upon the satisfaction of the terms and conditions of the License Agreement relating to the issuance of the Shares, and pursuant to exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), the Company has agreed to issue the Shares to TopoTarget and the parties hereto have each agreed to certain restrictions or obligations, as the case may be, relating to the Shares upon their issuance;

NOW THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and TopoTarget hereby agree as follows (with capitalized terms used but not defined herein having the meanings ascribed to such terms in the License Agreement):

1. RESTRICTIONS ON TRANSFER

(a) Volume Restrictions.

(1) During the period beginning on the Issuance Date and ending on the date that TopoTarget is no longer the record or beneficial owner of any of the Shares, including during the Effectiveness Period (as defined below), TopoTarget shall not make a Disposition of the Shares owned by TopoTarget in amounts that exceed, after giving effect to the proposed Disposition, either of (i) 100,000 shares in any single trading day (the “Maximum Daily Sale Amount”), or (ii) 300,000 shares during any calendar week period (the “Maximum Weekly Sale Amount”), in either case without the prior written consent of the Company, which may be given or withheld in the Company’s sole discretion. For purposes hereof, a “Disposition” shall mean any transfer, sale or other disposition, or any offer to transfer, sell or dispose, of any Share or Shares over the facilities of, or otherwise through, the Nasdaq Global Market or, if different, the Company’s primary listing market.

(2) For the avoidance of doubt, the foregoing restrictions shall not apply to the sale of any shares of Common Stock other than the Shares, including shares of Common Stock acquired by TopoTarget on the public market. The restrictions of this Section 1(a) will, however, apply to shares issued as a stock dividend on the Shares or issued in a stock split, reverse stock split, or other recapitalization in each case with respect to the Shares covered hereby, in which event the Maximum Daily Sale Amount and the Maximum Weekly Sale Amount shall also be appropriately adjusted.

(3) TopoTarget acknowledges that the restrictions on Dispositions imposed by this Section 1(a) are in addition to those that may be imposed by United States federal and (if applicable) state securities laws, including without limitation Rule 144 promulgated under the Securities Act (“Rule 144”), and undertakes to comply with federal and (if applicable) state securities laws, including the restrictions of Rule 144. In connection with any transfer of Shares other than (i) through an effective registration statement (including the Registration Statement, as defined below), (ii) pursuant to Rule 144, (iii) to the Company or (iv) to an affiliate of TopoTarget, the Company may require the transferor thereof to provide the Company an opinion of counsel, the form and substance of which opinion (and the identity of which counsel) shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act.

(4) TopoTarget agrees and consents to the entry of stop transfer restrictions with the Company’s transfer agent and registrar against, and authorizes the Company to cause the transfer agent and registrar to decline, the transfer of the Shares except in compliance with the foregoing restrictions.

(b) Legends. Prior to the Effective Time (as defined below), the certificate(s) evidencing the Shares shall bear legends in substantially the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.”

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A

REGISTRATION RIGHTS AND STOCKHOLDER AGREEMENT DATED FEBRUARY 2, 2010, AS AMENDED FROM TIME TO TIME, WHICH PLACES RESTRICTIONS ON THE TRANSFER OF THE SECURITIES REPRESENTED HEREBY. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SECURITIES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT. A COPY OF SUCH AGREEMENT IS ON FILE AT THE COMPANY’S PRINCIPAL OFFICE AND MAY BE OBTAINED WITHOUT CHARGE FROM THE COMPANY.”

(c) Agreement to be Bound. Subject to the other restrictions on transfer set forth or referenced in this Agreement, TopoTarget may assign all of its rights and obligations hereunder with respect to some or all or its Shares, provided that the transferee has agreed in writing to be bound by the applicable provisions of this Agreement and that such assignment shall be in connection with a Transfer of all or a portion of the Shares held by TopoTarget.

2. RESALE REGISTRATION

(a) Direct Registration. On or prior to the 30th day after the Issuance Date (the “Filing Date”), the Company shall prepare and file with the Securities and Exchange Commission (the “Commission”) a registration statement (including the Prospectus (as defined below), amendments and supplements to the registration statement or Prospectus, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference in such registration statement, the “Registration Statement”) covering the resale of all of the Registrable Securities (as defined below) on such Filing Date for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act by TopoTarget and any other holder, if applicable, of the Registrable Securities (each a “Holder”). “Prospectus” means the prospectus included in any Registration Statement registering the Shares (as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the prospectus). “Registrable Securities” means the Shares upon original issuance thereof and at all times subsequent thereto until the earliest to occur of (i) a Registration Statement registering the Shares has been declared effective by the Commission and such Shares have been disposed of in accordance therewith, (ii) the Shares are sold in compliance with Rule 144 or could (except with respect to affiliates of the Company within the meaning of the Securities Act) be sold in compliance with paragraph (b)(1)(i) of Rule 144, or (iii) the Shares cease to be outstanding.

The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act). Subject to the terms of this Agreement, the Company shall use commercially reasonable efforts to cause a Registration Statement to be declared effective under the Securities Act as promptly as possible after the Filing Date. The date and time that the Registration Statement is declared effective by the Commission is referred to herein as the “Effective Time”. The Company shall use its reasonable best efforts to keep such Registration Statement continuously effective under the Securities Act from the Effective Time until the earliest of: (i) the date on which all Registrable Securities covered by such Registration Statement have been sold in the manner set forth and as contemplated by the Registration Statement, (ii) the date on which all the Registrable Securities held by persons who are not affiliates of the Company may be resold pursuant to Rule 144(b)(1)(i) under the Securities Act as determined by the counsel to the Company pursuant to a written opinion to such effect, addressed and acceptable to the Company’s transfer agent and the affected Holders, (iii) the date on which all the Registrable Securities cease to be outstanding, or (iv) an additional registration statement covering all of the Registrable Securities has been declared effective under the Securities Act (the “Effectiveness Period”).

(b) Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall:

(i)	Not less than twenty (20) calendar days prior to the anticipated Filing Date, provide a questionnaire to TopoTarget requesting certain information, including a certified statement as to the number of shares of Common Stock beneficially owned and the person or persons that have voting and dispositive control over those Shares (the “Selling Stockholder Questionnaire”). TopoTarget shall have at least ten (10) calendar days from the date on which the Selling Stockholder Questionnaire is first provided to it to return a completed and signed Selling Stockholder Questionnaire to the Company. The Company shall not be required to take any action, including the filing of the Registration Statement, to name TopoTarget or any other Holder as a selling securityholder in the Registration Statement or to enable any Holder to use the Prospectus forming a part thereof for resales of Registrable Securities until such Holder has returned a completed and signed Selling Stockholder Questionnaire to the Company.

(ii)	After the Effective Time of the Registration Statement, the Company shall, upon the written request of any Holder of Registrable Securities, promptly send a Selling Stockholder Questionnaire to such Holder. From and after the Effective Time of the Registration Statement, the Company shall (A) as promptly as is practicable after the date a completed and signed Selling Stockholder Questionnaire is delivered to the Company, and in any event within fifteen (15) Business Days after such date, prepare and file with the Commission (x) a supplement to the Prospectus or, if required by applicable law, a post-effective amendment to the Registration Statement and (y) any other document required by applicable law, so that the Holder delivering such Selling Stockholder Questionnaire is named as a selling securityholder in the Registration Statement and is permitted to deliver the Prospectus to purchasers of such Holder’s Registrable Securities in accordance with applicable law, and (B) if the Company is required by applicable law to file a post-effective amendment to the Registration Statement, use its reasonable best efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is practicable; provided, that if a Selling Stockholder Questionnaire is delivered to the Company during a Suspension Period (as defined in Section 2(c)), the Company shall not be obligated to take the actions set forth in this clause 2(b)(ii) until the termination of such Suspension Period. For purposes of this Agreement a “Business Day” means each day of the week excluding Saturday, Sunday or a day on which banking institutions in New York, New York USA are authorized by law to close.

(iii)	Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities.

(iv)	Cause the Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and as so supplemented or amended to be filed pursuant to Rule 424.

(v)	Respond as promptly as reasonably possible to any comments received from the Commission with respect to a Registration Statement or any amendment thereto.

(vi)	Comply in all material respects with the provisions of the Securities Act and the Securities and Exchange Act of 1934, as amended, with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

(vii)	Notify the Holders as promptly as reasonably possible of the following: (A)(1) when a Prospectus (other than the first Prospectus filed pursuant to Section 2 hereof) or any Prospectus supplement or post-effective amendment to a Registration Statement has been filed; (2) when a Registration Statement (other than the first Registration Statement filed pursuant to Section 2 hereof) or any post-effective amendment, has become effective; (B) receipt by the Company of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information; (C) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as deposition) (each a “Proceeding”) for that purpose; (D) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; (E) the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (F) the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus; provided, that each Holder shall not disclose and shall maintain the confidentiality of any and all of such information provided pursuant to this Subsection (vii) until such information otherwise becomes public, unless disclosure by a Holder is required by law; provided further, that any notice provided pursuant to clauses (B) through (F) of this Subsection (vii) shall be accompanied by an instruction to suspend the use of the Prospectus until further notice by the Company.

(viii)	Upon request, fax or email to each Holder, without charge, upon filing with the Commission at least one conformed copy of each such Registration Statement and each amendment thereto, including to the extent specifically requested, financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits (including those previously furnished or incorporated by reference).

(ix)	Upon request, fax or email to each Holder, without charge, a copy of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto.

(x)	Comply in all material respects with all applicable rules and regulations of the Commission.

(xi)

Use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement as necessary under such securities or “blue sky” laws of such jurisdictions in the United States as the Holder (in light of its intended plan of distribution) may request in writing and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holder to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph, subject itself to taxation in any such jurisdiction or consent to general service of process in any such jurisdiction.

(xii)	Prior to the filing with the Commission of a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the Holder and its legal counsel copies of all such documents proposed to be filed sufficiently in advance of filing to provide the Holder and its legal counsel with a reasonable opportunity to review such documents and comment thereon.

(c) Suspension Period. Upon the occurrence of any event contemplated by clauses (B) through (F) of Section 2(b)(vii) of this Agreement, the Company shall, as promptly as reasonably possible under the circumstances taking into account the Company’s good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event, prepare, as may be required, a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with clauses (B) through (F) of Section 2(b)(vii) to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, or the Company otherwise notifies the Holders of its election to suspend the availability of a Registration Statement and Prospectus pursuant to clause (F) of Section 2(b)(vii), then the Holders shall `suspend use of such Prospectus. The Company will use its reasonable best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable, except that in the case of suspension of the availability of a Registration Statement and Prospectus pursuant to clause (F) of Section 2(b)(vii), the Company shall not be required to take such action until such time as it shall determine that the continued availability of the Registration Statement and Prospectus is no longer not in the best interests of the Company. The Company shall be entitled to exercise its right under this Section 2(c) to suspend the availability of a Registration Statement and Prospectus for a period not to exceed ninety (90) days (which need not be consecutive days) in any twelve (12) month period (the “Suspension Period”).

(d) Registration Expenses. The Company shall bear all expenses in connection with the registration of the Shares as provided in this Section 2, other than underwriting discounts (if applicable), brokerage fees and commissions and expenses of TopoTarget’s legal counsel.

3. INDEMNIFICATION AND CONTRIBUTION

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder, each of its officers, employees, affiliates, directors, partners, members, attorneys and agents and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such Holder (each, a “Holder Indemnified Party”) from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus, any “free writing prospectus,” as such term is defined in Rule 405 under the Securities Act, or summary prospectus contained in the Registration Statement, or any amendment or supplement thereto, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any untrue statement or alleged untrue statement of a material fact in the information conveyed to any purchaser at the time of the sale to such purchaser, or the omission or alleged omission to state therein a material fact required to be stated therein, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration; and the Company shall promptly advance and/or reimburse the Holder Indemnified Party, as incurred, for any legal and any other expenses reasonably incurred by such Holder Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by the Holder expressly for use therein.

(b) Indemnification by the Holder. The Holder will, in the event that any Registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling holder, indemnify and hold harmless the Company, each of its directors and officers, and each other selling holder and each other person, if any, who controls the Company, its directors, its officers or such other selling holders within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus, any “free writing prospectus,” as such term is defined in Rule 405 under the Securities Act, or summary prospectus contained in the Registration Statement, or any amendment or supplement thereto, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling holder expressly for use therein, or any untrue statement or alleged untrue statement of a material fact in the information conveyed to any purchaser at the time of the sale to such purchaser, or the omission or alleged omission to state therein a material fact required to be stated therein, and shall reimburse the Company, its directors and officers, and each other selling holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action.

(c) Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 3(a) or 3(b), such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the advice of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

(d) Contribution. If the indemnification provided for in the foregoing Sections 3(a) and 3(b) is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3(d) were determined by pro rata allocation or by any other method of allocation which does not take account the equitable considerations referred to in the immediately preceding sentence. The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 3(d), the Holder shall not be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by the Holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

4. MISCELLANEOUS

(a) Governing Law; Jurisdiction; Jury Trial. Resolution of all disputes arising out of or related to this Agreement or the validity, construction, interpretation, enforcement, breach, performance, application or termination of this Agreement and any remedies relating thereto, shall be governed by and construed under the substantive laws of the State of New York, USA excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction and without regard to the United Nations Convention on Contracts for the International Sale of Goods. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(b) Entire Agreement. This Agreement and the documents referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the documents referenced herein and therein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

(c) Amendments and Waivers. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and by TopoTarget.

(d) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when faxed or emailed (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) the third Business Day after the day deposited with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The mailing addresses, fax numbers and email addresses for such communications are:

If to TopoTarget:	TopoTarget A/S
Symbion Science Park
Fruebjergvej 3
2100 København, Denmark
Attention:

With a copy to:	Dechert LLP
1775 I Street, NW
Washington, D.C. 20006-2401
Attention: David E. Schulman, Esq.

If to the Company:	Spectrum Pharmaceuticals, Inc.
701 N. Green Valley Parkway
Henderson, NV 89074
Attention: Legal Department

With a copy to:	Edwards Angell Palmer & Dodge LLP
111 Huntington Avenue
Boston, MA 02199
Attention: Eugene McDermott, Esq.

(e) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(f) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(g) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(h) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including, subject to the provisions of this Agreement, any purchasers or transferees of the Shares.

(i) Publicity. The Company may issue a press release regarding the occurrence of this transaction and may make any and all disclosures that it deems necessary or appropriate in connection with its filings with the Commission or other regulatory agencies and authorities.

(j) Expenses. Except as otherwise specifically provided in Section 2(d) with respect to registration expenses, each party shall bear its own fees and expenses, including, without limitation, fees of legal counsel, that it incurs in connection with the consummation of the transactions contemplated by this Agreement and in satisfying its obligations under this Agreement.

(k) Termination. In the event that the License Agreement is terminated for any reason without the Shares having been issued thereunder, this Agreement shall automatically and immediately terminate and be of no further force or effect.

(k) Headings. The headings of this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(l) Counterparts. This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by faxing or emailing a copy of this Agreement bearing the signature of the party so delivering this Agreement.

[Remainder of page intentionally left blank.

Signature page to follow.]

IN WITNESS WHEREOF, the parties have caused this Registration Rights and Stockholder Agreement to be duly executed as of the date first written above.

SPECTRUM PHARMACEUTICALS, INC.

By:	/s/ Rajesh C. Shrotriya, M.D.
Name:	Rajesh C. Shrotriya, M.D.
Title:	Chairman, CEO & President

TOPOTARGET A/S

By:	/s/ Hakan Astrom
Name:	Hakan Astrom
Title:	Chairman of the Board

By:	/s/ Peter B. Jensen
Name:	Peter B. Jensen
Title:	CEO